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Exhibit 10.27

PROMISSORY NOTE

$	, 2009

        FOR VALUE RECEIVED, the undersigned, Cloud Peak Energy Inc., a Delaware corporation (the "Payor"), hereby promises to pay to the order of Rio Tinto Energy America Inc., a Delaware corporation (the "Payee"), at the Payee's office at            (or at such other place of payment as the Payee may from time to time specify to the Payor in writing), on the Payment Date (as defined below), the principal sum of                                    Dollars ($                        ), without interest (the "Principal Amount") in lawful money of the United States of America. Upon final indefeasible payment of all amounts due under this Note, it shall be surrendered for cancellation.

        Except as otherwise defined herein, all capitalized terms used herein shall have the meaning specified in that certain Acquisition Agreement dated            , 2009 between the Payor and the Payee.

        The outstanding Principal Amount shall become due and payable upon demand by the Payee (such date, the "Payment Date"), but no earlier than the First Closing Date; provided, however, that the outstanding Principal Amount shall become due and payable on the Payment Date only if the transactions contemplated to have occurred on the First Closing Date by the Underwriting Agreement have occurred.

        The Payor hereby expressly waives demand, presentment, protest, notice of dishonor, diligence in collection and any other notice of any kind. No delay by the Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Payee of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

        In the event that Payor breaches the obligations under this Note, the Payor agrees to pay to the Payee all expenses incurred or paid by the Payee in connection with the collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. Notwithstanding the first paragraph of this Note, in the event the Payor fails to make any payment due pursuant to this Note on or prior to the date on which such payment becomes due and payable, whether at maturity or by acceleration or on any other date, such unpaid amount shall accrue interest from the date on which such payment was due until the date on which such payment is made at a rate of interest of 10.0% (ten percent) per annum.

        This Note shall inure to the benefit of and be binding upon the Payor and the Payee and their respective successors and assigns; provided that the Payor may not assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

        This Note may be amended, and any provisions under the Note waived, only by a written agreement executed by the Payee and the Payor.

        If any terms or other provision of this Note shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not render the entire Note invalid. Rather, this Note shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Note shall remain in full force and effect in accordance with its terms.

        IN WITNESS THEREOF, the Payor has caused this Note to be executed on its behalf by its duly authorized officer.

CLOUD PEAK ENERGY INC.
By:
Name: Title:

2

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  Exhibit 10.27
PROMISSORY NOTE